SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 14, 2008

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 14, 2008, the Board of Directors of Varian Medical Systems, Inc. (the “Company”) appointed Venkatraman (Thyagi) Thyagarajan as a director of the Company with a term effective November 14, 2008. In connection with this appointment, the Board of Directors increased the size of the Board of Directors from nine to ten directors.

Mr. Thyagarajan, age 62, was Senior Vice President and Area Director for GlaxoSmithKline Asia Pacific, a global pharmaceutical company, from January 2003 to April 2008. From January 2001 to December 2002, Mr. Thyagarajan was Vice President for South Asia for GlaxoSmithKline Asia Pacific and Managing Director of GlaxoSmithKline Pharmaceuticals Ltd., an Indian pharmaceutical company. Mr. Thyagarajan serves as Vice Chairman of the Board of Directors of GlaxoSmithKline Pharmaceuticals Ltd. and a director of Tata Consultancy Services Ltd. (an Indian software company). Mr. Thyagarajan earned an M.B.A degree at the Indian Institute of Management and a B.S. degree in Electrical Engineering at the Indian Institute of Technology.

Mr. Thyagarajan has not yet been appointed to serve on any committees of the Board of Directors. In accordance with the Company’s current program for compensation of non-employee directors and pursuant to the Company's Second Amended and Restated 2005 Omnibus Stock Plan, Mr. Thyagarajan will receive as of the next regularly scheduled meeting of the Board of Directors a grant of non-qualified options for 5,000 shares of the Company's Common Stock and a grant of deferred stock units having a fair market value on the date of grant of $100,000, based on the fair market value (i.e., the closing price) of the Company’s common stock on such date. Mr. Thyagarajan will receive annual cash and equity compensation as further described in the Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 29, 2007.

On November 17, 2008, Company issued a press release entitled “Venkatraman Thyagarajan Appointed to Board of Directors for Varian Medical Systems.” A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.	Other Events

On November 14, 2008, the Company’s Board of Directors authorized the Company to repurchase up to an additional 8,000,000 shares of its common stock from time to time during the period beginning on January 1, 2009 and ending on December 31, 2009. Stock repurchases will be made in the open market, in privately negotiated transactions, or in Rule 10b5-1 share repurchase plans, and may be made from time to time or in one or more larger blocks. The program will be conducted in compliance with the Securities and Exchange Commission’s Rule 10b-18 and applicable legal requirements and the timing of the repurchases and the number of shares to be repurchased at any given time will depend on market conditions, Securities and Exchange Commission regulations and other factors. The program does not obligate the Company to acquire any particular amount of common stock and the program may be modified or suspended at any time at the Company’s discretion.

On November 17, 2008, Company issued a press release entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock in 2009.” A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated November 17, 2008 entitled “Venkatraman Thyagarajan Appointed to Board of Directors for Varian Medical Systems.”

99.2 Press Release dated November 17, 2008 entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock in 2009.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

Dated: November 17, 2008	By:	/s/ JOHN W. KUO
Name: John W. Kuo
Title: Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated November 17, 2008 entitled “Venkatraman Thyagarajan Appointed to Board of Directors for Varian Medical Systems.”

99.2	Press Release dated November 17, 2008 entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock in 2009.”